Exhibit 14(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this Pre-Effective Amendment No. 3 to the registration statement on Form N-14 (the "Registration Statement") of our report dated January 21, 2005, relating to the financial statements and financial highlights appearing in the November 30, 2004 Annual Report to Shareholders of Lebenthal New Jersey Municipal Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "COMPARISON OF THE FUNDS-Financial Highlights-Lebenthal New Jersey" and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Proxy Statement and Prospectus. We also consent to the incorporation by reference in the Statement of Additional Information dated March 29, 2005 of our report dated January 21, 2005 relating to the financial statements and financial highlights appearing in the November 30, 2004 Annual Report to Shareholders of Lebenthal New Jersey Municipal Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information dated March 29, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 1, 2006